UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2021

M3-Brigade Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway—19th Floor
New York, NY 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	MBAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	MBAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MBAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 .

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Securities and Exchange Commission (the “SEC”) has recently expressed concern about a number of matters relating to special purpose acquisition companies (“SPACs”). The discussions surrounding these concerns has caused many SPACs, including M3-Brigade Acquisition II Corp. (the “Company”), to review their financial statements for prior reporting periods and consider whether amendments are appropriate in order to ensure that such financial statements are compliant with various SEC rules and practices.

In reviewing its financial statements for prior reporting periods, management of the Company has determined that the following modifications are appropriate:

●	In connection with the initial public offering (the “IPO”) of the Company, the underwriter was granted a customary overallotment option which permitted it to purchase up to an additional 15% of the Units sold in IPO within 45-days following the closing of the IPO. At the time of the IPO and in its financial statements for reporting periods thereafter, the Company failed to record an approximately $1.4 million liability for the value of the overallotment option, as contemplated by FASB ASC 480, “Distinguishing Liabilities from Equity” and to derecognize that liability when the overallotment option expired without being exercised on April 19, 2021.

●	As had previously been disclosed, a subsidiary of the Company and one of its subsidiaries entered into a merger agreement with Syniverse Corporation on August 16, 2021 and subsequently announced on February 9, 2022 that the merger agreement had been terminated by mutual agreement of the parties. In connection with the transaction contemplated by that merger agreement, the Company incurred a variety of expenses, which the Company disclosed in the proxy statement relating to the merger transaction were projected to be approximately $17.1 million in the aggregate. Included in these projected expenses was approximately $5.4 million in fees for a professional in connection with the proposed merger transaction for which payment would be due upon the closing of the transaction. Those professional fees were not, however, shown as accrued expenses on the Company’s financial statements for the relevant reporting periods.

On April 14, 2022, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after considering information provided by the Company’s management and the Company’s independent registered public accounting firm, Marcum LLP, that (a) the value of the overallotment option described above should have been recorded as a liability at the time of the IPO and then reversed upon expiry of such option and (b) the Company’s professional fees relating to the proposed merger with Syniverse should have been reflected as accrued expenses during the relevant reporting periods. As a result of these omissions, the Audit Committee also determined that the Company’s audited balance sheet as of March 8, 2021 as reported in the Company’s Form 8-K filed on March 12, 2021 and the Company’s quarterly reports on Form 10-Q for all periods thereafter should no longer be relied upon due to these changes and should be restated.

Because the overallotment option has expired prior to the date hereof and the professional fees relating to the proposed Syniverse merger transaction ultimately will not be payable by the Company, the Company does not anticipate that these changes will have an effect upon future reporting periods.

The Company also does not expect any of the above changes will have any impact on its cash position or the cash held in the trust account.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: April 15, 2022	By:	/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Chairman and Chief Executive Officer

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